Exhibit 10.2
FIRST LOAN MODIFICATION AGREEMENT
(WORKING CAPITAL LINE OF CREDIT)
This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of May 16, 2011, by and between SILICON VALLEY BANK, a California corporation and with a loan production office located at 3353 Peachtree Road, NE, Suite M-10, Atlanta, GA 30326 (“Bank”) and ALIMERA SCIENCES, INC., a Delaware corporation with its chief executive office located at 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005 (“Borrower”).
1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of October 14, 2010, evidenced by, among other documents, a certain Loan and Security Agreement (Working Capital Line of Credit) dated as of October 14, 2010, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the (a) Collateral as described in the Loan Agreement, and (b) the Intellectual Property Collateral as described in that certain Intellectual Security Agreement dated as of October 14, 2010, between Bank and Borrower (the “IP Agreement”, and together with the Loan Agreement and any other collateral security granted to Bank, the “Security Documents”).
Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3. DESCRIPTION OF CHANGE IN TERMS.
A. Modifications to Loan Agreement.
1	The Loan Agreement shall be amended by deleting the following, appearing as Section 2.2.6 (a) thereof, in its entirety:
“(a) Borrower shall direct each Account Debtor (and each depository institution where proceeds of Accounts are on deposit) to remit payments with respect to the Accounts to a lockbox account established with Bank or to wire transfer payments to a cash Collateral Account that Bank controls (collectively, the “Lockbox”). It will be considered an immediate Event of Default if the Lockbox is not set-up and operational on or before January 15, 2011.”
and inserting in lieu thereof the following:
“(a) Upon the earlier of: (i) the initial Advance, or (ii) September 30, 2011, Borrower shall direct each Account Debtor (and each depository institution where proceeds of Accounts are on deposit) to remit payments with respect to the Accounts to a lockbox account established with Bank or to wire transfer payments to a cash Collateral Account that Bank controls (collectively, the “Lockbox”). It will be considered an immediate Event of Default if the Lockbox is not set-up and operational upon the earlier of (i) the initial Advance, or (ii) September 30, 2011.”

2	The Loan Agreement shall be amended by deleting the following, appearing as Section 2.2.6 (e) thereof, in its entirety:
“(e) Notwithstanding anything herein to the contrary, Bank shall waive any and all fees and/or expenses related to the LockBox incurred or arising prior to the earlier of: (i) the initial Advance, or (ii) January 31, 2011.”
and inserting in lieu thereof the following:
“(e) Notwithstanding anything herein to the contrary, Bank shall waive any and all fees and/or expenses related to the Lockbox incurred or arising prior to the earlier of: (i) the initial Advance, or (ii) September 30, 2011.”
3	The Loan Agreement shall be amended by deleting the following, appearing as Section 2.2.8 thereof, in its entirety:
“2.2.8 Unused Line Facility Fee. As compensation for Bank’s maintenance of sufficient funds available for such purpose, Bank shall have earned a fee (the “Unused Line Facility Fee”), which fee shall be paid monthly, in arrears, on a calendar year basis on the first day of each month, in an amount equal to (a) commencing on the earlier to occur of (i) the Funding Date (as defined in the Term Loan Agreement) of Term Loan B (as defined in the Term Loan Agreement) or (ii) August 1, 2011 (the earlier to occur of (i) or (ii) being referred to herein as the “Unused Line Facility Fee Commencement Date”), and thereafter until the date that is one (1) year after the Unused Line Facility Fee Commencement Date, 0.0313% of the unused portion of the Availability, as determined by Bank, and (b) on and after the date that is one (1) year from the Unused Line Facility Fee Commencement Date, 0.0208 of the unused portion of the Availability, as determined by Bank. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Line Facility Fee previously earned by Bank pursuant to this Section 2.2.8 notwithstanding any termination of the within Agreement, or suspension or termination of Bank’s obligation to make Advances hereunder.”
and inserting in lieu thereof the following:
“2.2.8 Unused Line Facility Fee. As compensation for Bank’s maintenance of sufficient funds available for such purpose, Bank shall have earned a fee (the “Unused Line Facility Fee”), which fee shall be paid monthly, in arrears, on a calendar year basis on the first day of each month, in an amount equal to (a) commencing on the earlier to occur of (i) the Funding Date (as defined in the Term Loan Agreement) of Term Loan B (as defined in the Term Loan Agreement) or (ii) December 31, 2011 (the earlier to occur of (i) or (ii) being referred to herein as the “Unused Line Facility Fee Commencement Date”), and thereafter until the date that is one (1) year after the Unused Line Facility Fee Commencement Date, 0.0313% of the unused portion of the Availability, as determined by Bank, and (b) on and after the date that is one (1) year from the Unused Line Facility Fee Commencement Date, 0.0208 of the unused portion of the Availability, as determined by Bank. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Line Facility Fee previously earned by Bank pursuant to this Section 2.2.8 notwithstanding any termination of the within Agreement, or suspension or termination of Bank’s obligation to make Advances hereunder.”

4	The Loan Agreement shall be amended by deleting the following text appearing in Section 4.1 thereof:
“4.1 Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations and the performance of each of Borrower’s duties under the Loan Documents, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof, provided, that solely with respect to Borrower’s Intellectual Property, such security interest shall not be effective unless or until an IP Lien Event has occurred. Borrower represents, warrants, and covenants that the security interest granted herein shall be a first priority security interest in the Collateral, subject only to Permitted Liens that may have priority to Bank’s Lien to the extent permitted under this Agreement. If Borrower shall at any time, acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Bank.”
and inserting in lieu thereof the following:
“4.1 Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations and the performance of each of Borrower’s duties under the Loan Documents, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein shall be a first priority security interest in the Collateral, subject only to Permitted Liens that may have priority to Bank’s Lien to the extent permitted under this Agreement. If Borrower shall at any time, acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Bank.”
5	The Loan Agreement shall be amended by deleting the following provision appearing in Section 6.2(h) thereof, in its entirety:
“ (h) Prompt written notice of (i) any material change in the composition of the Intellectual Property, (ii) the registration of any Copyright, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in the IP Agreement, and (iii) Borrower’s knowledge of an event that would reasonably be expected to materially and adversely affect the value of the Intellectual Property. Upon the occurrence of an IP Lien Event, Borrower shall deliver to Bank an updated intellectual property security agreement (in form and substance reasonably acceptable to Bank in its discretion) in favor of Bank, covering all of the then-existing IP Collateral.”
and inserting in lieu thereof the following:
“ (h) Prompt written notice of (i) any material change in the composition of the Intellectual Property, (ii) the registration of any Copyright, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in the IP Agreement, and (iii) Borrower’s knowledge of an event that would reasonably be expected to materially and adversely affect the value of the Intellectual Property.”

6	The Loan Agreement shall be amended by deleting the following, appearing as Section 6.7 (a) thereof, in its entirety:
“(a) Borrower shall: (a) except as may be reasonably determined to be appropriate by Borrower in the ordinary course of business, protect, defend and maintain the validity and enforceability of its Intellectual Property; (b) promptly advise Bank in writing of material infringements of its Intellectual Property; and (c) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent. If Borrower (i) obtains any Patent, registered Trademark or servicemark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any Patent or the registration of any Trademark or servicemark, in the case of (i) or (ii) that is not included in the IP Agreement, then Borrower shall promptly provide written notice thereof to Bank and shall promptly execute such intellectual property security agreements (or updates to the Exhibits to the IP Agreement if not filed at such time by Bank) and other documents and take such other actions as Bank shall request in its good faith business judgment to perfect and maintain a first priority perfected security interest (which will be effective as provided herein) in favor of Bank in such property. If Borrower decides to register any Copyrights or mask works in the United States Copyright Office, that are not included in the IP Agreement, then Borrower shall (a) prior to an IP Lien Event, concurrently provide written notice thereof to Bank and update all Exhibits to the IP Agreement, and (b) following the occurrence of an IP Lien Event: (x) provide Bank with at least fifteen (15) days prior written notice of Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office promptly after with filing the Copyright or mask work application(s) with the United States Copyright Office. Borrower shall promptly provide to Bank copies of all applications that it files for Patents or for the registration of Trademarks, servicemarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement necessary for Bank to perfect and maintain a first priority perfected security interest in such property.”
and inserting in lieu thereof the following:
“(a) Borrower shall: (a) except as may be reasonably determined to be appropriate by Borrower in the ordinary course of business, protect, defend and maintain the validity and enforceability of its Intellectual Property; (b) promptly advise Bank in writing of material infringements of its Intellectual Property; and (c) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent. If Borrower (i) obtains any Patent, registered Trademark or servicemark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any Patent or the registration of any Trademark or servicemark, in the case of (i) or (ii) that is not included in the IP Agreement, then Borrower shall promptly provide written notice thereof to Bank and shall promptly execute such intellectual property security agreements (or updates to the Exhibits to the IP Agreement if not filed at such time by Bank) and other documents and take such other actions as Bank shall request in its good faith business judgment to perfect and maintain a first priority perfected security interest (which will be effective as provided herein) in favor of Bank in such property. Prior to the occurrence of the IP Release Event, if Borrower decides to register any Copyrights or mask works in the United States Copyright Office, that are not included in the IP Agreement, then Borrower shall (x) provide Bank with at least fifteen (15) days prior written notice of Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office promptly after with filing the Copyright or mask work application(s) with the United States Copyright Office. Prior to the occurrence of the IP Release Event, Borrower shall promptly provide to Bank copies of all applications that it files for Patents or for the registration of Trademarks, servicemarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement necessary for Bank to perfect and maintain a first priority perfected security interest in such property.”
7	The Loan Agreement shall be amended by inserting the following new Section 12.11, appearing immediately after Section 12.10 thereof:
“ 12.11 Release of Intellectual Property. Upon the occurrence of the IP Release Event, provided that no Event of Default exists, the Collateral set forth in Exhibit A hereto, shall be deemed amended to simultaneously replace Exhibit A hereto in its entirety and inserting in lieu thereof Exhibit C attached hereto. Borrower has granted to the Bank a continuing security interest in the assets described in Exhibit C at all times hereunder. At Borrower’s sole cost and expense, upon the occurrence of the IP Release Event, provided that no Event of Default exists, Bank shall execute and deliver to Borrower all releases, terminations, and other instruments as may be necessary or proper to release its Liens in the Intellectual Property of Borrower, granted herein, including, without limitation, UCC financing statement amendments and appropriate filings with the U.S. Copyright Office and the U.S. Patent and Trademark Office.”
8	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:
““IP Agreement” is that certain Intellectual Property Security Agreement executed by Borrower to Bank dated as of the Effective Date, provided that such Intellectual Property Security Agreement shall not be deemed delivered to Bank or effective until the occurrence of an IP Lien Event.”

““IP Collateral” is defined on Exhibit A.”
““IP Release Event” has occurred when with respect to an IP Lien Event, on any date, (a) the sum of Borrower’s unrestricted balance sheet cash and Cash Equivalents in one or more Collateral Accounts over which Bank has obtained a Control Agreement with respect to such Collateral Account, plus (b) Excess Availability is equal to or greater than the product of (y) twelve (12) times (z) the Monthly Cash Burn Amount.”
““Maturity Date” is October 31, 2013.”
and inserting in lieu thereof the following:
““IP Agreement” is that certain Intellectual Property Security Agreement executed by Borrower to Bank dated as of the Effective Date, provided that such Intellectual Property Security Agreement shall be deemed inoperative and of no force or effect following the occurrence of an IP Release Event.”
““IP Collateral” is defined on Exhibit C.”
““IP Release Event” means written confirmation by Bank that Borrower has achieved positive EBITDA for two (2) consecutive calendar quarters.”
““Maturity Date” is April 30, 2014.”
9	The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:
““IP Lien Event” has occurred when on any date, (a) the sum of Borrower’s unrestricted balance sheet cash and Cash Equivalents in one or more Collateral Accounts over which Bank has obtained a Control Agreement with respect to such Collateral Account, (b) plus Excess Availability is less than the product of (y) six (6) times (z) the Monthly Cash Burn Amount. Upon the occurrence of an IP Lien Event, such IP Lien Event shall stay in effect until the occurrence of an IP Release Event.”
10	The Loan Agreement shall be amended by substituting the Collateral description appearing on Exhibit A thereto for the Collateral description on Schedule 1 hereto. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations and the performance of each of Borrower’s duties under the Existing Loan Documents, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.
11	The Loan Agreement shall be amended by adding a new Exhibit C to the Loan Agreement, attached as Schedule 2 hereto.
4. FEES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF IP AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Agreement, and acknowledges, confirms and agrees that said IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in said IP Agreement, except as set forth on Exhibit C attached to the Secretary’s Corporate Borrowing Certificate delivered to the Bank in connection herewith, and shall remain in full force and effect.
6. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of October 14, 2010 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate, except as set forth on Exhibit D attached to the Secretary’s Corporate Borrowing Certificate delivered to the Bank in connection herewith, has not changed, as of the date hereof.
7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
9. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.
10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.
[The remainder of this page is intentionally left blank]

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

ALIMERA SCIENCES, INC.		SILICON VALLEY BANK

By:	/s/ Richard S. Eiswirth, Jr.	By:	/s/ M. Scott McCarty
Name:	Richard S. Eiswirth, Jr.	Name:	Scott McCarty
Title:	Chief Operating Officer and Chief Financial Officer	Title:	Vice President

Schedule 1
EXHIBIT A
The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:
All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and
all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Schedule 2
EXHIBIT C — COLLATERAL DESCRIPTION
The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:
All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and
all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired except to the extent that a judicial authority (including a U.S. Bankruptcy Court) would hold that it is necessary under applicable law to have a security interest in any of the following in order to have a perfected lien and security interest in and to the “IP Proceeds” defined below: any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished; any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same; trademarks, trade names, service marks, mask works, rights of use of any name or domain names and, to the extent permitted under applicable law, any applications therefor, whether registered or not; and operating manuals, trade secret rights, clinical and non-clinical data, rights to unpatented inventions (the “IP Collateral”); provided, however, the Collateral at all times shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing and any claims for damage by way of any past, present, or future infringement of any of the foregoing (collectively, the “IP Proceeds”).
Pursuant to the terms of a certain negative pledge arrangement with Bank, Borrower has agreed not to encumber any of its Intellectual Property without Bank’s prior written consent.